EXHIBIT 99.1
Financial Release
For Immediate Release

Applied Industrial Technologies Reports Fiscal 2026 Fourth Quarter
and Full-Year Results; Issues Guidance for Fiscal 2027

•Fourth Quarter Net Sales of $1.4 Billion Up 10.4% YoY; Up 9.7% on an Organic Basis
•Fourth Quarter Net Income of $118.6 Million, or $3.17 Per Share Up 13.2% YoY
•Fourth Quarter Operating Income of $159.3 Million; EBITDA of $177.6 Million Up 16.1% YoY
•Full-Year Net Sales of $5.0 Billion Up 8.8% YoY; Up 5.4% on an Organic Basis
•Full-Year Net Income of $414.5 Million, or $10.95 Per Share Up 8.2% YoY
•Full-Year Operating Income of $549.5 Million; EBITDA of $618.2 Million Up 10.0% YoY
•Establishes FY27 Guidance Including Total Sales +4.0% to +6.5% and EPS of $11.65 to $12.15
•Increases Intermediate Financial Targets to Sales of $7 Billion and EBITDA Margins of 14%

CLEVELAND, OHIO (August 13, 2026) – Applied Industrial Technologies (NYSE: AIT), a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies, today reported results for its fiscal 2026 fourth quarter and full year ended June 30, 2026.

Net sales for the quarter of $1.4 billion increased 10.4% over the prior year. The change includes a 0.3% increase from acquisitions and a benefit of 0.4% from foreign currency translation. Excluding these factors, sales increased 9.7% on an organic basis reflecting a 12.9% increase in the Engineered Solutions segment and a 7.9% increase in the Service Center segment. The Company reported net income of $118.6 million, or $3.17 per share, and EBITDA of $177.6 million. On a pre-tax basis, results include $6.4 million ($0.13 after tax per share) of LIFO expense compared to $2.9 million ($0.06 after tax per share) of LIFO expense in the prior-year period.

For the twelve months ended June 30, 2026, sales of $5.0 billion increased 8.8% compared with the prior year. On an organic basis, sales increased 5.4%. Net income was $414.5 million, or $10.95 per share, and EBITDA was $618.2 million. On a pre-tax basis, full-year results include $21.5 million ($0.43 after tax per share) of LIFO expense compared to $7.7 million ($0.16 after tax per share) of LIFO expense in the prior-year period.

Neil A. Schrimsher, Applied’s President & Chief Executive Officer, commented, “We had a strong finish to fiscal 2026 with fourth quarter sales, EBITDA, and EPS achieving record quarterly levels and exceeding our expectations. Organic sales growth of 10% was the strongest in more than three years with trends strengthening across both segments. The growth momentum building across the business reflects our differentiated technical position and ongoing sales initiatives, which are intensifying within an increasingly favorable end-market backdrop. Combined with steady gross margin performance and solid operating leverage, we expanded EBITDA margins by more than 60 basis points, and achieved mid-teens EBITDA, EPS, and free cash growth compared to the prior-year fourth quarter. Overall, fiscal 2026 was a pivotal year showcasing the ongoing positive transformation at Applied including early signs of the growth potential taking shape across our business. The foundation of this progress is rooted in the power of the Applied team, and their commitment to our strategy and long-term vision of the Company.”

Mr. Schrimsher added, “We enter fiscal 2027 in a great position with various growth tailwinds and operational momentum continuing to develop. Positive top-line trends have sustained into the first quarter with organic sales up year over year by an estimated 7% to date. We are mindful of ongoing inflationary headwinds and macro uncertainty, as well as more difficult comparisons as fiscal 2027 plays out. That said, the demand recovery appears durable and increasingly influenced by structural and secular tailwinds. Our Service Center segment continues to benefit from elevated technical MRO spending and internal sales initiatives, while order momentum remains positive across our Engineered Solutions segment reflecting demand for our leading engineering and application expertise, as well as exposure to faster growing verticals. Combined with an active M&A pipeline and ongoing margin expansion opportunities, we are well positioned moving forward.”

Fiscal 2027 Guidance and Updated Intermediate Financial Targets
Applied is introducing guidance for the fiscal year ending June 30, 2027 as follows:

•EPS: $11.65 to $12.15
•Total sales growth: 4.0% to 6.5%
•EBITDA margins: 12.5% to 12.8%

Guidance incorporates macro uncertainty tied to ongoing geopolitical events and trade policy dynamics, as well as broader inflationary headwinds and growth investments. Guidance does not assume contribution from future acquisitions or share buybacks.

In addition, the Company is increasing its intermediate financial objectives and now targets sales of $7 billion and EBITDA margins of 14%. The Company expects to achieve these targets over the next five years depending on various factors including the trajectory of broader macro conditions, the timing and scope of M&A, progress with internal initiatives, and other factors.

Mr. Schrimsher concluded, “Given our performance in recent years and the meaningful growth opportunity we have moving forward, we believe now is an opportune time to update our intermediate financial objectives. Our ongoing evolution has positioned Applied at the intersection of exciting and powerful growth trends tied to rising technical support at customer plants, industrial system upgrades, automation adoption, and the build out of critical infrastructure across both legacy and emerging customer verticals. In addition, our balance sheet and cash generation provide meaningful capacity to further compound our growth through ongoing M&A, while our margin expansion potential remains notable and supported by structural mix tailwinds, internal initiatives, and inherent operating leverage as we continue to scale the business. Overall, our teams and strategy are now firmly focused on these next milestones, which highlight a compelling outlook for sustained value creation long-term.”
Conference Call Information
The Company will host a conference call at 10 a.m. ET to discuss the quarter’s results and outlook. A live audio webcast and presentation can be accessed on our Investor Relations site at https://ir.applied.com. To join by telephone, dial 833-461-5787 (toll free) using conference ID 599 839 625.

About Applied®
Applied Industrial Technologies is a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies. Our leading brands, specialized services, and comprehensive knowledge serve MRO (maintenance, repair, and operations) and OEM (original equipment manufacturing), and new system install applications in virtually all industrial markets through our multi-channel capabilities that provide choice, convenience, and expertise. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “expect,” “will,” “guidance,” “assume,” “outlook,” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends and events in the industrial sector of the economy (such as the inflationary environment and supply chain strains), results of operations, and financial condition, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

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CONTACT INFORMATION

Ryan D. Cieslak
Director – Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Net Sales	$1,352,687	$1,224,730	$4,966,686	$4,563,424
Cost of sales	941,469	849,993	3,459,901	3,180,265
Gross Profit	411,218	374,737	1,506,785	1,383,159
Selling, distribution and administrative expense, including depreciation	251,913	239,652	957,316	884,630
Operating Income	159,305	135,085	549,469	498,529
Interest expense, net	3,556	1,322	7,938	612
Other income, net	(2,040)	(1,281)	(2,743)	(3,050)
Income Before Income Taxes	157,789	135,044	544,274	500,967
Income tax expense	39,189	27,208	129,749	107,979
Net Income	$118,600	$107,836	$414,525	$392,988
Net Income Per Share - Basic	$3.21	$2.84	$11.09	$10.26
Net Income Per Share - Diluted	$3.17	$2.80	$10.95	$10.12
Average Shares Outstanding - Basic	36,924	38,008	37,377	38,289
Average Shares Outstanding - Diluted	37,409	38,511	37,857	38,816

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30,	June 30,
	2026	2025

Assets
Cash and cash equivalents	$127,130	$388,417
Accounts receivable — net	831,244	769,699
Inventories	508,979	505,337
Other current assets	111,376	84,020
Total current assets	1,578,729	1,747,473
Property — net	131,651	128,154
Operating lease assets — net	213,199	188,654
Identifiable intangibles — net	312,814	348,600
Goodwill	704,700	699,374
Other assets	68,880	63,289
Total Assets	$3,009,973	$3,175,544

Liabilities
Accounts payable	$341,094	$280,124
Other accrued liabilities	271,317	246,027
Total current liabilities	612,411	526,151
Long-term debt	262,300	572,300
Other liabilities	273,513	232,573
Total Liabilities	1,148,224	1,331,024
Shareholders' Equity	1,861,749	1,844,520
Total Liabilities and Shareholders' Equity	$3,009,973	$3,175,544

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Unaudited)
(In thousands)

	Year Ended June 30,

	2026	2025

Cash Flows from Operating Activities
Net income	$414,525	$392,988
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	25,875	24,899
Amortization of intangibles	40,072	35,581
Deferred income taxes	26,264	(6,362)
Provision for losses on accounts receivable	4,613	5,978
Amortization of stock appreciation rights	5,519	4,713
Other share-based compensation expense	7,385	7,289
Changes in operating assets and liabilities, net of acquisitions	(38,904)	26,926
Other	(1,267)	373
Net Cash provided by Operating Activities	484,082	492,385
Cash Flows from Investing Activities
Cash paid for acquisition of businesses, net of cash acquired	(11,424)	(293,406)
Capital expenditures	(23,565)	(27,187)
Proceeds from property sales	1,090	1,841
Net Cash used in Investing Activities	(33,899)	(318,752)
Cash Flows from Financing Activities
Repayments under revolving credit facility	(310,000)	—
Long-term debt repayments	—	(25,106)
Interest rate swap settlement receipts	5,765	12,095
Payment of debt issuance costs	(1,611)	—
Purchases of treasury shares	(317,218)	(152,837)
Dividends paid	(72,598)	(63,702)
Acquisition holdback payments	(1,390)	(1,210)
Taxes paid for shares withheld	(14,487)	(14,847)
Net Cash used in Financing Activities	(711,539)	(245,607)
Effect of exchange rate changes on cash	69	(226)
Decrease in cash and cash equivalents	(261,287)	(72,200)
Cash and Cash Equivalents at Beginning of Period	388,417	460,617
Cash and Cash Equivalents at End of Period	$127,130	$388,417

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

The Company supplements the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting of non-GAAP financial measures. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and providing a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures do not have a standard definition, it may not be possible to compare these non-GAAP financial measures with other companies' non-GAAP financial measures having the same or similar names. These non-GAAP financial measures should not be considered in isolation or as a substitute for reported results. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliation of Net Income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure:

	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Net Income	$118,600	$107,836	$414,525	$392,988
Interest expense, net	3,556	1,322	7,938	612
Income tax expense	39,189	27,208	129,749	107,979
Depreciation and amortization of property	6,403	6,466	25,875	24,899
Amortization of intangibles	9,859	10,196	40,072	35,581
EBITDA	$177,607	$153,028	$618,159	$562,059

The Company defines EBITDA as Earnings from operations before Interest, Taxes, Depreciation, and Amortization. EBITDA is a non-GAAP financial measure which excludes items that may not be indicative of core operating results.

Reconciliation of Net Cash provided by Operating activities, a GAAP financial measure, to Free Cash Flow, a non-GAAP financial measure:
	Three Months Ended June 30,		Year Ended June 30,
	2026	2025	2026	2025
Net Cash provided by Operating Activities	$164,996	$147,048	$484,082	$492,385
Capital expenditures	(5,253)	(8,892)	(23,565)	(27,187)
Free Cash Flow	$159,743	$138,156	$460,517	$465,198

Free cash flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SALES GROWTH BY REPORTABLE SEGMENT
(Unaudited)
(Percent change compared to prior-year period)

For the three months ended June 30, 2026

	Reported Sales	Selling Days Impact (1)	Acquisitions	Foreign Currency	Organic Change
Service Center	9.0%	—	0.5%	0.6%	7.9%
Engineered Solutions	12.9%	—	—	—	12.9%
Total Company	10.4%	0.0%	0.3%	0.4%	9.7%

(1) Based on U.S. selling days; there were 63.5 selling days in both Q4 FY26 and Q4 FY25.

For the year ended June 30, 2026

	Reported Sales	Selling Days Impact (1)	Acquisitions	Foreign Currency	Organic Change
Service Center	5.6%	—	0.2%	0.5%	4.9%
Engineered Solutions	15.1%	—	8.8%	—	6.3%
Total Company	8.8%	0.0%	3.1%	0.3%	5.4%

(1) Based on U.S. selling days; there were 252.5 selling days in both FY26 and FY25.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
NET SALES, OPERATING INCOME, EBITDA, & EBITDA MARGIN BY
REPORTABLE SEGMENT & CORPORATE & OTHER EXPENSE, NET
(Unaudited)
(In thousands)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025
Service Center Segment:
Net Sales	$849,497	$779,180	$3,184,231	$3,014,348

Operating income	$118,391	$101,286	$426,124	$393,470
Depreciation and amortization of property	4,433	4,213	17,386	17,492
Amortization of intangibles	755	751	2,980	3,144
EBITDA	$123,579	$106,250	$446,490	$414,106
EBITDA margin - % of sales	14.5%	13.6%	14.0%	13.7%

Engineered Solutions Segment:
Net Sales	$503,190	$445,550	$1,782,455	$1,549,076

Operating income	$65,147	$54,095	$210,524	$188,738
Depreciation and amortization of property	1,970	2,253	8,489	7,407
Amortization of intangibles	9,104	9,445	37,092	32,437
EBITDA	$76,221	$65,793	$256,105	$228,582
EBITDA margin - % of sales	15.1%	14.8%	14.4%	14.8%

Corporate & other expense, net	$24,233	$20,296	$87,179	$83,679